UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	000-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

238 Richland Avenue Northwest, Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of Security Federal Corporation (“Company”) was held on April 28, 2022 in a virtual format.

(b)
There were a total of 3,252,884 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 2,309,816 shares of common stock were represented in person or by proxy, therefore a quorum was present. The following proposals were submitted by the Board of Directors to a vote of shareholders:

Proposal 1.  Election of Directors.  The following individuals were elected as directors:

	FOR	WITHHELD	BROKER NON-VOTES
	No. of votes	No. of votes	No. of votes

Thomas L. Moore	2,145,584	164,232	506,694
J. Chris Verenes	2,182,434	127,382	506,694
Richard T. Harmon	2,145,884	163,932	506,694
Frampton W. Toole, III	2,182,434	127,382	506,694

Based on the votes set forth above, Messrs. Moore, Verenes, Harmon and Toole, III were duly elected to each serve as directors of the Company for a three year term expiring at the annual meeting of shareholders in 2025, each to serve until their respective successors have been duly elected and qualified.

The terms of Directors Robert E. Alexander, William Clyburn, Frank M. Thomas, Jr., Jessica T. Cummins, Timothy W. Simmons, Harry O. Weeks, Jr. and Roy G. Lindburg, continued.

Proposal 2.  Advisory approval of the compensation of the Company’s named executive officers.  This proposal received the following votes:

For	Percentage of shares present	Against	Percentage of shares present	Abstain	Percentage of shares present	Broker Non- Vote
2,286,534	98.99%	1,282	0.06%	22,000	0.95%	506,694

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved by shareholders.

(c) None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY FEDERAL CORPORATION

Date: April 28, 2022	By:	/s/J Chris Verenes
J. Chris Verenes
Chief Executive Officer